Exhibit 10.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”), dated as of October 19, 2022, is by and between Stock Loans Solutions, LLC, a Utah limited liability company (“Purchaser”), and Best 365 Labs, Inc., a Nevada corporation (“Company”) (individually a “Party” and collectively the “Parties”).

W I T N E S S E T H

WHEREAS, Company desires to raise capital for general corporate purposes;

WHEREAS, Company has offered for sale to Purchaser shares of common stock of Company (the “Shares”), representing 0.98% ownership of the Company, at an average purchase price of $0.53 per Share; and

WHEREAS, Company desires to sell to Purchaser, and Purchaser desires to purchase from Company, 94,000 Shares upon the terms and conditions set forth herein. NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the Parties hereto as follows:

ARTICLE 1

SALE AND PURCHASE OF THE SHARES

1.1

Sale of the Shares. Upon execution of this Agreement, subject to the terms and conditions herein set forth, and on the basis of the representations, warranties, and agreements herein contained, Company shall sell to Purchaser, and Purchaser shall purchase from Company, the Shares representing 0.98% ownership of the Company.

1.2

Instruments of Conveyance and Transfer. As soon as practicable after the full execution of this Agreement and receipt and clearing of the Purchase Price (as defined below), Company shall deliver a certificate or certificates representing the Shares of Company to Purchaser sufficient to transfer all right, title, and interest in the Shares to Purchaser.

1.3	Consideration and Payment for the Shares. In consideration for the Shares, Purchaser shall pay a total Purchase Price of $50,000 ($0.53 per share) (the “Purchase Price”).

1.4	The Closing. All funds accepted from the Investor will be immediately available to the Company upon Closing.

ARTICLE 2

REPRESENTATIONS AND COVENANTS OF COMPANY AND PURCHASER

2.1 Company hereby represents, warrants, and covenants that:

(a) The Company shall use the proceeds from the Purchase Price for general corporate purposes only and shall not use the Purchase Price proceeds, at any time, to lend money, give credit, or make advances to any officer, director, employee, or affiliate of the

Company.

(b) The Shares issued hereunder have been duly authorized by the appropriate corporate action of Company.

(c) Company shall transfer title, in and to the Shares to Purchaser free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

(d) As soon as practicable after the Closing, Company shall deliver to Purchaser a certificate or certificates representing the Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate, which legend shall provide as follows:

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

(e) Purchaser acknowledges that the Shares are “restricted securities” (as such term is defined in Rule 144 promulgated under the Act (“Rule 144”), that the Shares will include the foregoing restrictive legend, and, except as otherwise set forth in this Agreement, that the Shares cannot be sold unless registered with the SEC and qualified by appropriate state securities regulators, or unless Purchaser obtains written consent from Company and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

(f) In order to induce Purchaser to enter into this Agreement, Company has agreed to grant to Purchaser certain rights as a shareholder, including but not limited to redemption rights, anti-dilution protection, registration rights, and participation rights, which are set forth in an Investor Rights Agreement between the Parties and which Investor Rights Agreement shall survive the closing of the transactions contemplated herein.

2.2 Purchaser represents and warrants to Company as follows:

(a) Purchaser has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares offered by Company of the size contemplated. Purchaser represents that Purchaser is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment. Purchaser has had a full opportunity to inspect the books and records of the Company and to make any and all inquiries of Company officers and directors regarding the Company and its business as Purchaser has deemed appropriate.

(b) Purchaser is an “Accredited Investor” as defined in Regulation D of the Act or Purchaser, either alone or with Purchaser’s professional advisers who are unaffiliated with, have no equity interest in, and are not compensated by Company or any affiliate or selling agent of Company, directly or indirectly, has sufficient knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of an investment in the Shares offered by Company and of making an informed investment decision with respect thereto and has the capacity to protect Purchaser’s own interests in connection with Purchaser’s proposed investment in the Shares.

(c) Purchaser is acquiring the Shares solely for Purchaser’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares.

(d) Purchaser will not sell or otherwise transfer the Shares without registration under the Act, or an exemption therefrom, and fully understands and agrees that Purchaser must bear the economic risk of Purchaser’s purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

ARTICLE 3

MISCELLANEOUS

3.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements, and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant, or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant, or condition not so set forth.

3.2 Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by either of the Parties hereto to be desirable, to be given to either Party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by electronic mail (with receipt confirmed) to the addresses of the Parties as follows:

To Purchaser: Stock Loan Solutions, LLC

Attn: Joe Thomas

6582 S. Big Cottonwood Canyon Rd., Suite 200

Salt Lake City, UT 84121

Email: joe@stockloansolutions.com

To Company: Best 365 Labs, Inc.

Attn: Darren Lopez

2722 S West Temple

Salt Lake City, Utah 84115

Email: darren@best365labs.com

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section 3.2, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this Section 3.2, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by electronic mail transmission in accordance with the provisions of this Section 3.2, such notice shall be conclusively deemed given at the time of delivery if during business hours, and if not during business hours, at the next business day following delivery, provided a confirmation is obtained by the sender.

3.3 Waiver and Amendment. Any term, provision, covenant, representation, warranty, or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any Party at any time or times to require performance of any provision hereof, or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such Party’s right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation, or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

3.4 Choice of Law. This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Utah including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

3.5 Jurisdiction. The Parties submit to the jurisdiction of the Courts of the County of Salt Lake, State of Utah or a Federal Court empaneled in the State of Utah for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

3.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original hereof, but all of which, taken together, shall constitute one and the same agreement as of the date hereof. Any delivery of signature pages of counterparts by way of facsimile or by electronic transmittal of scanned images thereof shall constitute delivery hereof, in each case subject to appropriate customary confirmations in respect thereof by the signatory for the Party providing a facsimile or scanned image.

3.7 Attorneys’ Fees. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing Party shall be reimbursed by the non-prevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys’ fees exclusive of such amount of attorneys’ fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

3.8 Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the Party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the Party required to withhold such tax shall furnish to the Party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

3.9 Definition of “days.” When used herein, the term “days” refers to calendar days unless otherwise specified.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the date first written hereinabove.

COMPANY:

Best 365 Labs, Inc.,

a Nevada corporation

By: Darren Lopez

Its: CEO

PURCHASER:

Stock Loan Solutions, LLC,

a Utah limited liability company

By: Joe Thomas

Its: Managing Member